DEAN HELLER                                    Entity #
[NEVADA   Secretary of State                             C17516-2003
 STATE    204 North Carson Street Suite 1                Document Number
 SEAL]    Carson City, Nevada 89701-4299                 20050141208-03
          (775) 684 5708
          Website: secretaryofstate.biz                  Date Filed:
                                                         4/21/2005 2:11:24 PM
--------------------------------------------             IN THE OFFICE OF
|                                          |
|      Certificate of Change Pursuant      |              /s/ Dean Heller
|              to NRS 78.209               |              DEAN HELLER
|                                          |              SECRETARY OF STATE
--------------------------------------------

Important: Read attached instructions               ABOVE SPACE IS FOR
      before completing form.                         OFFICE USE ONLY

               Certificate of Change filed Pursuant to NRS 78.209
               --------------------------------------------------
                         For Nevada Profit Corporations
                         ------------------------------

1.  Name of corporation:
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ZANN CORP.
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2.  The board of directors have adopted a resolution pursuant to NRS 78.207 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:
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11,428,572 shares of common stock, per value $0.001 per share; and
350,000,000 shares of preferred stock, per value $0.001 per share
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4.  The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:
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34,285,716 shares of common stock, per value $0.001 per share; and
350,000,000 shares of preferred stock, per value $0.001 per share
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5.  The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:
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3 shares of common stock, per value $0.001 per share, for each 1 share of common stock, per value $0.001 per share:
1 share of preferred stock, per value $0.001 per share, for each 1 share of preferred stock, per value $0.001 per share.
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6.  The  provisions,  if  any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:
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[see attached]
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7.  Effective date of filing (optional):    5/3/05
                                            ------------------------------------
                                              (must not be later than 90 days
                                               after the certificate is filed)

                                                       -------------------------
8.  Officer Signature:  /s/ Illegible                   CEO
                      ----------------------------     -------------------------
                             Signature                        Title

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied           Nevada Secretary of State AM 78.209 2003
by appropriate fees.                                        Revised on: 10/24/03


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